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                                                                    EXHIBIT 24.0



                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of Riviana Foods Inc. (the "Company") hereby constitutes and appoints Elizabeth B. Woodard as Attorney-in-Fact in his name, place and stead to execute the Company's Annual Report on Form 11-K for the fiscal year ended December 31, 2000, together with any and all subsequent amendments thereof, in his capacity as Director and hereby ratifies all that said Attorney-in-Fact may do by virtue thereof.






Date June 26, 2001                     By /s/ FRANK A. GODCHAUX III
     -------------------                 ----------------------------------
                                         Frank A. Godchaux III
                                         Chairman of the Board of Directors